                                 CONTINUING GUARANTY


          This CONTINUING GUARANTY (this "GUARANTY"), dated as of July 3, 1997, is executed and delivered by PROSPECT MEDICAL SYSTEMS, INC., a Delaware corporation ("GUARANTOR"), with reference to the following facts:

                                   R E C I T A L S

          A. Prospect Medical Holdings, Inc., a Delaware corporation ("BORROWER"), and Imperial Bank, a California banking corporation ("BANK"), have entered into that certain Loan Agreement, dated as of July 3, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT").

          B. Guarantor is materially interested in the financial success of Borrower, agrees that the Loan Agreement is in Borrower's best interests, and acknowledges that the execution and delivery of this Guaranty formed a material part of the consideration to Bank to induce Bank to enter into the Loan Agreement.

                                  A G R E E M E N T

          NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Bank, as follows:

          1.   DEFINITIONS AND CONSTRUCTION.

               (a) DEFINITIONS. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement. In addition, the following terms, as used in this Guaranty, shall have the following meanings:

                    "GUARANTEED OBLIGATIONS" means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower to Bank (including without limitation, all principal and interest owing under the Loans, all Bank Expenses, the Fees, any other fees and expenses due under the Loan Agreement, and all other indebtedness evidenced by the Loan Agreement and the other Loan Documents), including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including, attorneys' fees and attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether


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

recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Bank.

                    "LOAN DOCUMENTS" shall mean the Loan Agreement, this Guaranty, and the other Loan Documents (as defined in the Loan Agreement).

               (b) CONSTRUCTION. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Bank, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Bank and Guarantor.

          2. GUARANTEED OBLIGATIONS. Guarantor hereby irrevocably and unconditionally guarantees to Bank, as and for Guarantor's own debt, until final and indefeasible payment thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection, and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Documents.

          3. CONTINUING GUARANTY. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives and agrees not to assert any right Guarantor has under Section 2815 of the California Civil Code, or otherwise, to revoke this Guaranty as to future indebtedness.

          4. PERFORMANCE UNDER THIS GUARANTY. In the event that Borrower fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Documents, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.


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

          5. PRIMARY OBLIGATIONS. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Guarantor agrees that Guarantor is severally and not jointly and severally liable, with any other guarantor of the Guaranteed Obligations, to Bank, to the extent set forth in
Section 2 hereof, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that Guarantor's liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Bank of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Bank may at any time possess. Guarantor agrees that any release which may be given by Bank to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Bank shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

          6.   WAIVERS.

               (a) Guarantor absolutely, unconditionally, knowingly, and expressly waives:

                    (i) (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor's right to make inquiry of Bank to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents;
(6) notice of any Unmatured Event of Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under the Loan Documents) and demands to which Guarantor might otherwise be entitled.

                    (ii) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Bank to institute suit against, or to exhaust any rights and remedies which Bank has or may have against, Borrower or any third party, or against any collateral for the Guaranteed Obligations provided by Borrower or any third party. In this regard, Guarantor agrees that Guarantor is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Bank by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the

Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

                    (iii) (1) any rights to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Bank;
(2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Bank's rights or remedies against Borrower; the alteration by Bank of the Guaranteed Obligations; any discharge of Borrower's obligations to Bank by operation of law as a result of Bank's intervention or omission; or the acceptance by Bank of anything in partial satisfaction of the Guaranteed Obligations; (4) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

               (b) Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Bank including any defense based upon an election of remedies by Bank under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Bank under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower. Pursuant to Section 2856 of the California Civil Code:

               Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

               Guarantor waives all rights and defenses that Guarantor may have because Borrower's Obligations are secured by real property. This means, among other things:

               (1) Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

               (2) If Bank forecloses on any real property collateral pledged by Borrower:

                    (A) The amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                    (B) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

               This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

If any of the Guaranteed Obligations at any time are secured by a mortgage or deed of trust upon real property, Bank may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of Guarantor hereunder except to the extent the Guaranteed Obligations are repaid with the proceeds of such foreclosure. Guarantor understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Bank nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and
(b) absent the waiver given by Guarantor, such an election would prevent Bank from enforcing the Loan Documents against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of the Loan Documents, Guarantor hereby waives any right to assert against Bank any defense to the enforcement of the Loan Documents, whether denominated "estoppel" or otherwise, based on or arising from an election by Bank nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under the Loan Documents.

               (c) Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation Guarantor has or may have as against Borrower with respect to the Guaranteed Obligations; (ii) any right to proceed against Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against Borrower with respect to the Guaranteed Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of Borrower.

               (d) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821,
2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE
SECTIONS 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

          7. RELEASES. Guarantor consents and agrees that, without notice to or by Guarantor, and without affecting or impairing the obligations of Guarantor hereunder, Bank may, by action or inaction:

               (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the other Loan Documents, or any part thereof, with respect to Borrower or any other Person;

               (b) release Borrower or any other Person or grant other indulgences to Borrower or any other Person in respect thereof;

               (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

               (d) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

          8. NO ELECTION. Bank shall have all of the rights to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Bank to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Bank's right to proceed in any other form of action or proceeding or against other parties unless Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Bank under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Bank finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

          9. INDEFEASIBLE PAYMENT. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Bank are no longer subject to any right on the part of any Person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of Borrower's assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Guaranteed Obligations, whether by Borrower pursuant to the Loan Agreement or by any other Person, Bank shall have no obligation whatsoever to transfer or assign its interests in the Loan Documents to Guarantor. In the event that, for any reason, any portion of such payments to Bank is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Bank is required to repay plus any and all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by Bank in connection therewith.

          10. FINANCIAL CONDITION OF BORROWER. Guarantor represents and warrants to Bank that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further represents and warrants to Bank that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby covenants that Guarantor will continue to keep informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

          11. SUBORDINATION. Guarantor hereby agrees that any and all present and future indebtedness of Borrower owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

          12. PAYMENTS; APPLICATION. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by Bank in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and


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

fees owing to Bank constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

          13. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Bank that:

               (a) Guarantor is a corporation duly organized and existing under the laws of Delaware and has the power and authority to own its own properties and assets, and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction where the conduct of its business requires it to be so qualified.

               (b) The execution, delivery and performance of this Guaranty are within Guarantor's powers, are not in conflict with the terms of any charter, bylaw, [certificate/articles] of incorporation or other organization papers of Guarantor, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound or affected. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Guarantor which would be contravened by the execution, delivery, performance or enforcement of this Guaranty and the other Loan Documents to which Guarantor is a party.

               (c) Guarantor has taken all corporate action necessary to authorize the execution and delivery of this Guaranty and the other Loan Documents to which Guarantor is a party, and the consummation of the transactions contemplated hereby and thereby. Upon their execution and delivery in accordance with their respective terms, this Guaranty and the other Loan Documents to which Guarantor is a party will constitute legal, valid and binding agreements and obligations of Guarantor enforceable against Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

               (d) No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Guaranty and the other Loan Documents to which Guarantor is a party except as may have been obtained by Guarantor and certified copies of which have been delivered to Bank.

               (e) Guarantor has no Debt other than Debt owing to Bank hereunder, and Guarantor covenants and agrees that until the indefeasible payment, performance and satisfaction in full of the Guaranteed Obligations, Guarantor will not create, incur, assume or suffer to exist any Debt without the prior written consent of Bank.

          14. ATTORNEYS' FEES AND COSTS. Guarantor agrees to pay, on demand, all attorneys' fees (including attorneys' fees incurred pursuant to proceedings arising under the

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Bankruptcy Code) and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

          15. NOTICES. All notices, requests and other communications to any party hereunder shall be sent in accordance with Section 9.1 of the Loan Agreement to the following addresses:

     If to Guarantor:         PROSPECT MEDICAL SYSTEMS, INC.
                              18200 Yorba Linda Blvd., Ste. 409
                              Yorba Linda, CA  92686
                              Attn:  Chief Executive Officer
                              Facsimile No:  (714) 572-5900
                              Telephone No:  (714) 572-3269

     If to Bank:              (as set forth in Section 9.1 of the Loan
                              Agreement)

          16. CUMULATIVE REMEDIES. No remedy under this Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity. No delay or omission by Bank to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          17. BOOKS AND RECORDS. Guarantor agrees Bank's books and records showing the account between Bank and Borrower shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

          18. SEVERABILITY OF PROVISIONS. If any provision of this Guaranty is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

          19. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Guaranty constitutes the entire agreement between Guarantor and Bank pertaining to the subject matter contained herein. Any provision of this Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

          20. SECURITY. This Guaranty is secured by that certain Security Agreement and Collateral Assignment of Transaction Documents, each dated as of even date herewith, between Guarantor and Bank, as the same may be amended from time to time.

          21. SUCCESSORS AND ASSIGNS. This Guaranty shall bind the successors and assigns of Guarantor, and shall inure to the benefit of the respective successors and assigns of Bank; PROVIDED, HOWEVER, Guarantor may not assign this Guaranty or delegate any of his duties hereunder without Bank's prior written consent and any such prohibited assignment shall be absolutely null and void. Bank reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Guarantor, Guarantor's business, or this Guaranty to any such prospective or actual transferee.

          22. GOVERNING LAW. This Guaranty shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

          23.  JUDICIAL REFERENCE.

               (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Guaranty, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on either Guarantor or Bank gives written notice to the other that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Guaranty, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where any real property collateral for this Guaranty is located or Los Angeles County if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Guaranty shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

               (b) Except as expressly set forth in this Guaranty, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

               (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

               (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section
 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

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

          IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.

                                   PROSPECT MEDICAL SYSTEMS, INC.,
                                   a Delaware corporation


                                   By /s/ Jacob Y. Terner, M.D.
                                     -------------------------------------------
                                   Title:  CEO
                                         ---------------------------------------


ACCEPTED AND AGREED:

IMPERIAL BANK,
a California banking corporation


By /s/ Mark W. Campbell
  -------------------------------------
Title  SVP
     ----------------------------------


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